Exhibit 5.1

May 10, 2017

Energy Transfer Partners, L.P.

8111 Westchester Drive, Suite 600

Dallas, TX 75225

Re:	Registration Statement on Form S-3

Dear Ladies and Gentlemen:

We have acted as counsel for Energy Transfer Partners, L.P., a Delaware limited partnership (the “Partnership”), in connection with the proposed issuance and sale from time to time by the Partnership of common units representing limited partner interests in the Partnership having an aggregate offering price of up to $1,000,000,000 (the “Units”), pursuant to that certain Equity Distribution Agreement dated May 10, 2017 (the “Distribution Agreement”) between the Partnership and UBS Securities LLC, Barclays Capital Inc., BNP Paribas Securities Corp., Citigroup Global Markets Inc., Credit Agricole Securities (USA) Inc., Deutsche Bank Securities Inc., Fifth Third Securities, Inc., Goldman Sachs & Co. LLC, HSBC Securities (USA) Inc., Jefferies LLC, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., Natixis Securities Americas LLC, RBC Capital Markets, LLC, Scotia Capital (USA) Inc., SMBC Nikko Securities America, Inc., SunTrust Robinson Humphrey, Inc., TD Securities (USA) LLC, USCA Securities LLC and Wells Fargo Securities, LLC.

In connection with the rendering of the opinions hereinafter set forth, we have examined (i) executed copies of the organizational documents of the Partnership, Energy Transfer Partners GP, L.P., the general partner of the Partnership (the “General Partner”), and Energy Transfer Partners, L.L.C., the general partner of the General Partner (“ETP LLC”); (ii) the Registration Statement on Form S-3 (Registration No. 333-212962), as amended, with respect to the Units being sold by the Partnership (the “Registration Statement”); (iii) the prospectus included in the Registration Statement (the “Base Prospectus”); (iv) the prospectus supplement to said prospectus dated May 10, 2017 (the “Prospectus Supplement,” and together with the Base Prospectus, the “Prospectus”); (v) resolutions dated October 19, 2015 of the Board of Directors of Sunoco Partners LLC, a Pennsylvania limited liability company and the general partner of the Partnership prior to the mergers consummated pursuant to that certain Agreement and Plan of Merger, dated as of November 20, 2016, as amended by Amendment No. 1 thereto, dated as of December 16, 2016, (vi) resolutions of the Board of Directors of ETP LLC dated May 5, 2017 and the pricing committee thereof dated May 8, 2017; and (vii) such other certificates, statutes and

Vinson & Elkins LLP Attorneys at Law Austin Beijing Dallas Dubai Hong Kong Houston London Moscow New York Palo Alto Richmond Riyadh San Francisco Tokyo Washington	1001 Fannin Street, Suite 2500 Houston, TX 77002-6760 Tel +1.713.758.2222 Fax +1.713.758.2346 www.velaw.com

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other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed. In addition, we reviewed such questions of law as we considered appropriate.

In connection with rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct, (ii) all signatures on all documents examined by us are genuine, (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents, (iv) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective, and all Units will be sold in compliance with applicable federal and state securities laws and in the manner specified in the Registration Statement and the applicable Prospectus.

Based on the foregoing, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that the Units, when issued and delivered against payment therefor as provided in the Distribution Agreement, will be validly issued, fully paid and non-assessable (except as nonassessability may be affected by certain provisions of the Delaware Revised Uniform Limited Partnership Act (the “Delaware Act”)).

The foregoing opinion is limited to the Delaware Act and the Delaware Limited Liability Company Act (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws) and the federal laws of the United States of America as in effect on the date hereof, and we undertake no duty to update or supplement the foregoing opinion to reflect any facts or circumstances that may hereafter come to our attention or to reflect any changes in any law that may hereafter occur or become effective. We are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

Very truly yours,

/s/ Vinson & Elkins L.L.P.

Vinson & Elkins L.L.P.